UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 3, 2016

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East Houston, Texas	77032
(Address of Principal Executive Offices)	(Zip Code)

(281) 871-2699
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 2.02. Results of Operations and Financial Condition

On May 3, 2016, registrant issued a press release entitled “Halliburton Announces First Quarter Income From Continuing Operations of $0.07 Per Diluted Share, Excluding Special Items."

The text of the Press Release is as follows:

HALLIBURTON ANNOUNCES FIRST QUARTER INCOME FROM CONTINUING OPERATIONS OF $0.07 PER DILUTED SHARE, EXCLUDING SPECIAL ITEMS
Reported loss from continuing operations of $2.81 per diluted share

HOUSTON - May 3, 2016 - Halliburton Company (NYSE:HAL) announced today that income from continuing operations for the first quarter of 2016 was $64 million, or $0.07 per diluted share, excluding special items. This compares to income from continuing operations for the fourth quarter of 2015 of $270 million, or $0.31 per diluted share, excluding special items. Adjusted operating income was $225 million in the first quarter of 2016, compared to adjusted operating income of $473 million in the fourth quarter of 2015. Halliburton's total revenue in the first quarter of 2016 was $4.2 billion, compared to $5.1 billion in the fourth quarter of 2015.

Market conditions continued to negatively impact Halliburton's business in the first quarter of 2016. The rig count declined to historic lows during the quarter, in the face of continued depressed commodity prices, which created further widespread pricing pressure and activity reductions for the company's products and services on a global basis. As a result of these conditions and their corresponding impact on the company’s business outlook, Halliburton recorded company-wide charges related primarily to asset impairments and severance costs of approximately $2.1 billion, after-tax, or $2.39 per diluted share, in the first quarter of 2016, compared to $192 million, after-tax, or $0.22 per diluted share, in the fourth quarter of 2015.

In accordance with Generally Accepted Accounting Principles, and in conjunction with the termination of its merger agreement with Baker Hughes, Halliburton determined that its proposed businesses to be divested no longer meet the assets held for sale criteria as of March 31, 2016. As a result, the company recorded corresponding charges representing the associated depreciation and amortization expense previously suspended for these businesses, along with other divestiture-related costs, within "Baker Hughes acquisition-related costs." In total, Halliburton recorded Baker Hughes acquisition-related costs of $378 million, after-tax, or $0.44 per diluted share, in the first quarter of 2016, compared to $79 million, after-tax, or $0.09 per diluted share, in the fourth quarter of 2015. Halliburton also incurred $45 million, after-tax, or $0.05 per diluted share, of interest expense in the first quarter of 2016 associated with the $7.5 billion of debt issued in late 2015, compared to $27 million, after-tax, or $0.03 per diluted share, in the fourth quarter of 2015.

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Reported loss from continuing operations was $2.4 billion, or $2.81 per diluted share, in the first quarter of 2016, compared to reported loss from continuing operations of $28 million, or $0.03 per diluted share, in the fourth quarter of 2015. Reported operating loss was $3.1 billion for the first quarter of 2016, compared to reported operating income of $86 million for the fourth quarter of 2015.

This press release should be read in conjunction with Halliburton’s operational update press release issued on April 22, 2016.

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About Halliburton

Founded in 1919, Halliburton is one of the world's largest providers of products and services to the energy industry. With over 55,000 employees, representing 140 nationalities and operations in approximately 70 countries, the company serves the upstream oil and gas industry throughout the lifecycle of the reservoir - from locating hydrocarbons and managing geological data, to drilling and formation evaluation, well construction and completion, and optimizing production through the life of the field. Visit the company’s website at www.halliburton.com. Connect with Halliburton on Facebook, Twitter, LinkedIn and YouTube.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: with respect to the Macondo well incident, final court approval of, and the satisfaction of the conditions in, Halliburton's September 2014 settlement, including the results of any appeals of rulings in the multi-district litigation; indemnification and insurance matters; with respect to repurchases of Halliburton common stock, the continuation or suspension of the repurchase program, the amount, the timing and the trading prices of Halliburton common stock, and the availability and alternative uses of cash; changes in the demand for or price of oil and/or natural gas can be significantly impacted by weakness in the worldwide economy; consequences of audits and investigations by domestic and foreign government agencies and legislative bodies and related publicity and potential adverse proceedings by such agencies; protection of intellectual property rights and against cyber attacks; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to offshore oil and natural gas exploration, radioactive sources, explosives, chemicals, hydraulic fracturing services, and climate-related initiatives; compliance with laws related to income taxes and assumptions regarding the generation of future taxable income; risks of international operations, including risks relating to unsettled political conditions, war, the effects of terrorism, foreign exchange rates and controls, international trade and regulatory controls, and doing business with national oil companies; weather-related issues, including the effects of hurricanes and tropical storms; changes in capital spending by customers; delays or failures by customers to make payments owed to us; execution of long-term, fixed-price contracts; structural changes in the oil and natural gas industry; maintaining a highly skilled workforce; availability and cost of raw materials; and integration and success of acquired businesses and operations of joint ventures. Halliburton's Form 10-K for the year ended December 31, 2015, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Halliburton's business, results of operations, and financial condition. Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

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HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	March 31		December 31
	2016	2015	2015
Revenue:
Completion and Production	$2,324	$4,246	$2,831
Drilling and Evaluation	1,874	2,804	2,251
Total revenue	$4,198	$7,050	$5,082
Operating income (loss):
Completion and Production	$30	$462	$144
Drilling and Evaluation	241	306	399
Corporate and other	(46)	(69)	(70)
Impairments and other charges (a)	(2,766)	(1,208)	(282)
Baker Hughes acquisition-related costs (b)	(538)	(39)	(105)
Total operating income (loss)	(3,079)	(548)	86
Interest expense, net (c)	(165)	(106)	(136)
Other, net (d)	(47)	(224)	(43)
Loss from continuing operations before income taxes	(3,291)	(878)	(93)
Income tax benefit	875	241	67
Loss from continuing operations	(2,416)	(637)	(26)
Loss from discontinued operations, net	(2)	(4)	—
Net loss	$(2,418)	$(641)	$(26)
Net (income) loss attributable to noncontrolling interest	6	(2)	(2)
Net loss attributable to company	$(2,412)	$(643)	$(28)
Amounts attributable to company shareholders:
Loss from continuing operations	$(2,410)	$(639)	$(28)
Loss from discontinued operations, net	(2)	(4)	—
Net loss attributable to company	$(2,412)	$(643)	$(28)
Basic loss per share attributable to company shareholders:
Loss from continuing operations	$(2.81)	$(0.75)	$(0.03)
Loss from discontinued operations, net	—	(0.01)	—
Net loss per share	$(2.81)	$(0.76)	$(0.03)
Diluted loss per share attributable to company shareholders:
Loss from continuing operations	$(2.81)	$(0.75)	$(0.03)
Loss from discontinued operations, net	—	(0.01)	—
Net loss per share	$(2.81)	$(0.76)	$(0.03)
Basic weighted average common shares outstanding	858	850	856
Diluted weighted average common shares outstanding	858	850	856

(a) For further details of impairments and other charges for all periods presented, see Footnote Table 1.
(b) Includes an aggregate $464 million of charges taken in the three months ended March 31, 2016 for the reversal of assets held for sale accounting, representing $329 million of associated depreciation costs suspended since April 2015 for the businesses held for sale and $135 million of other divestiture-related costs.

(c) Includes $71 million of interest expense in the three months ended March 31, 2016 and $42 million in the three months ended December 31, 2015 associated with the $7.5 billion debt issued in late 2015.

(d) Includes a foreign currency loss of $199 million due to a currency devaluation in Venezuela in the three months ended March 31, 2015.
See Footnote Table 1 for Reconciliation of As Reported Operating Income (Loss) to Adjusted Operating Income.
See Footnote Table 2 for Reconciliation of As Reported Loss from Continuing Operations to Adjusted Income from Continuing Operations.

HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)

	(Unaudited)
	March 31	December 31
	2016	2015
Assets
Current assets:
Cash and equivalents	$9,593	$10,077
Receivables, net	4,983	5,317
Inventories	2,893	2,993
Other current assets	1,636	1,683
Total current assets	19,105	20,070

Property, plant and equipment, net	9,252	12,117
Goodwill	2,383	2,385
Other assets	3,192	2,370
Total assets	$33,932	$36,942

Liabilities and Shareholders’ Equity
Current liabilities:
Current maturities of long-term debt (a)	$3,186	$659
Accounts payable	1,844	2,019
Accrued employee compensation and benefits	609	862
Liabilities for Macondo well incident	400	400
Other current liabilities	1,373	1,397
Total current liabilities	7,412	5,337

Long-term debt	12,207	14,687
Employee compensation and benefits	447	479
Other liabilities	806	944
Total liabilities	20,872	21,447

Company shareholders’ equity	13,015	15,462
Noncontrolling interest in consolidated subsidiaries	45	33
Total shareholders’ equity	13,060	15,495
Total liabilities and shareholders’ equity	$33,932	$36,942

(a) Includes $2.5 billion of senior notes issued in late 2015 that were reclassified to current liabilities as of March 31, 2016, as these notes are subject to a special mandatory redemption.

HALLIBURTON COMPANY
Condensed Consolidated Statements of Cash Flows
(Millions of dollars)
(Unaudited)

	Three Months Ended
	March 31
	2016	2015
Cash flows from operating activities:
Net loss	$(2,418)	$(641)
Adjustments to reconcile net income to net cash flows from operating activities:
Impairments and other charges, net of tax	2,051	823
Depreciation, depletion and amortization	346	560
Working capital (a)	92	313
Other	(242)	(243)
Total cash flows from operating activities	(171)	812

Cash flows from investing activities:
Capital expenditures	(234)	(704)
Proceeds from sales of property, plant and equipment	50	54
Other investing activities	(24)	(32)
Total cash flows from investing activities	(208)	(682)

Cash flows from financing activities:
Dividends to shareholders	(154)	(153)
Other financing activities	77	51
Total cash flows from financing activities	(77)	(102)

Effect of exchange rate changes on cash	(28)	(25)
Increase (decrease) in cash and equivalents	(484)	3
Cash and equivalents at beginning of period	10,077	2,291
Cash and equivalents at end of period	$9,593	$2,294
(a) Working capital includes receivables, inventories and accounts payable.

HALLIBURTON COMPANY
Revenue and Operating Income (Loss) Comparison
By Operating Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	March 31		December 31
Revenue	2016	2015	2015
By operating segment:
Completion and Production	$2,324	$4,246	$2,831
Drilling and Evaluation	1,874	2,804	2,251
Total revenue	$4,198	$7,050	$5,082

By geographic region:
North America	$1,794	$3,542	$2,155
Latin America	541	949	694
Europe/Africa/CIS	778	1,097	962
Middle East/Asia	1,085	1,462	1,271
Total revenue	$4,198	$7,050	$5,082

Operating Income (Loss)
By operating segment:
Completion and Production	$30	$462	$144
Drilling and Evaluation	241	306	399
Total	271	768	543
Corporate and other	(46)	(69)	(70)
Impairments and other charges	(2,766)	(1,208)	(282)
Baker Hughes acquisition-related costs	(538)	(39)	(105)
Total operating income (loss)	$(3,079)	$(548)	$86

By geographic region:
North America	$(39)	$279	$41
Latin America	48	122	98
Europe/Africa/CIS	57	86	123
Middle East/Asia	205	281	281
Total	$271	$768	$543

See Footnote Table 1 for Reconciliation of As Reported Operating Income (Loss) to Adjusted Operating Income.

FOOTNOTE TABLE 1

HALLIBURTON COMPANY
Reconciliation of As Reported Operating Income (Loss) to Adjusted Operating Income
(Millions of dollars)
(Unaudited)

	Three Months Ended
	March 31, 2016	March 31, 2015	December 31, 2015
As reported operating income (loss)	$(3,079)	$(548)	$86

Impairments and other charges:
Fixed asset impairments	2,445	303	112
Severance costs	135	134	45
Intangible asset impairments	87	165	3
Inventory write-downs	66	309	74
Country closures	2	75	—
Other	31	222	48
Total Impairments and other charges	2,766	1,208	282

Baker Hughes acquisition-related costs	538	39	105

Adjusted operating income (a)	$225	$699	$473

(a)
Management believes that operating income (loss) adjusted for impairments and other charges and Baker Hughes acquisition-related costs for the three months ended March 31, 2016, December 31, 2015 and March 31, 2015 is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes operating income (loss) without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effects of these items. Adjusted operating income is calculated as: “As reported operating income (loss)” plus "Total Impairments and other charges" and "Baker Hughes acquisition-related costs" for the three months ended March 31, 2016, December 31, 2015 and March 31, 2015.

FOOTNOTE TABLE 2

HALLIBURTON COMPANY
Reconciliation of As Reported Loss from Continuing Operations to
Adjusted Income from Continuing Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2016	December 31, 2015
As reported loss from continuing operations attributable to company	$(2,410)	$(28)
Impairments and other charges, net of tax (a)	2,051	192
Baker Hughes acquisition-related costs, net of tax (a)	378	79
Interest expense for acquisition, net of tax (a)	45	27
Adjusted income from continuing operations attributable to company (a)	$64	$270

As reported diluted weighted average common shares outstanding (b)	858	856
Adjusted diluted weighted average common shares outstanding	859	858

As reported loss from continuing operations per diluted share (c)	$(2.81)	$(0.03)
Adjusted income from continuing operations per diluted share (c)	$0.07	$0.31

(a)
Management believes that loss from continuing operations adjusted for impairments and other charges, Baker Hughes acquisition-related costs and interest expense associated with the acquisition is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes income (loss) from continuing operations without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effects of these items. Adjusted income from continuing operations attributable to company is calculated as: “As reported loss from continuing operations attributable to company” plus "Impairments and other charges, net of tax," "Baker Hughes acquisition-related costs, net of tax" and "Interest expense for acquisition, net of tax" for the three months ended March 31, 2016 and December 31, 2015.

(b)
As reported diluted weighted average common shares outstanding excludes options to purchase one million shares of common stock as of March 31, 2016 and two million shares of common stock as of December 31, 2015, as their impact would be antidilutive since reported income from continuing operations attributable to company was in a loss position during the periods. When adjusting income from continuing operations attributable to company in each period for the special items discussed above, these shares become dilutive.

(c)
As reported loss from continuing operations per diluted share is calculated as: "As reported loss from continuing operations attributable to company" divided by "As reported diluted weighted average common shares outstanding." Adjusted income from continuing operations per diluted share is calculated as: "Adjusted income from continuing operations attributable to company" divided by "Adjusted diluted weighted average common shares outstanding."

Conference Call Details
Halliburton will host a conference call on Tuesday, May 3, 2016, to discuss the first quarter 2016 financial results. The call will begin at 8:00 AM Central Time (9:00 AM Eastern Time).

Please visit the website to listen to the call live via webcast. Interested parties may also participate in the call by dialing (888) 793-5581 within North America or (973) 935-8723 outside North America. A passcode is not required. Attendees should log in to the webcast or dial in approximately 15 minutes prior to the call’s start time.

A replay of the conference call will be available on Halliburton’s website for seven days following the call. Also, a replay may be accessed by telephone at (888) 266-2081 within North America or (703) 925-2533 outside of North America, using the passcode 1670065.

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CONTACTS

For Investors:
Lance Loeffler
Halliburton, Investor Relations
Investors@Halliburton.com
281-871-2688

For Media:
Emily Mir
Halliburton, Public Relations
PR@Halliburton.com
281-871-2601

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date:	May 3, 2016	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary